WHX CORPORATION SUBSIDIARIES
----------------------------

CONSUMERS MINING COMPANY, a Pennsylvania corporation

CHAMPION METAL PRODUCTS, INC., a Delaware corporation

MINGO OXYGEN COMPANY, an Ohio corporation

PITTSBURGH-CANFIELD CORPORATION, a Pennsylvania corporation

UNIMAST INCORPORATED, an Ohio corporation

WHX ENTERTAINMENT CORPORATION, a Delaware corporation

WHEELING-PITTSBURGH CAPITAL CORPORATION, a Delaware corporation

WPC LAND CORPORATION, an Ohio corporation

WHEELING-PITTSBURGH CORPORATION, a Delaware corporation

WHEELING-PITTSBURGH STEEL CORPORATION, a Delaware corporation

WHEELING CONSTRUCTION PRODUCTS, INC., a Delaware corporation

WHEELING-EMPIRE COMPANY, a Delaware corporation

WP STEEL VENTURE CORPORATION, a Delaware corporation

WHEELING-PITTSBURGH FUNDING, INC., a Delaware corporation

W-P COAL COMPANY, a West Virginia corporation

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HANDY & HARMAN SUBSIDIARIES
---------------------------

CAMDEL METALS CORPORATION, a Delaware corporation

CONTINENTAL INDUSTRIES, INC. a Oklahoma corporation

ele CORPORATION, a California corporation

HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation

HANDY & HARMAN (EUROPE) LIMITED, a corporation organized under the laws of England and Wales

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation

HANDY & HARMAN PERU, INC., a Delaware corporation

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation

HANDY & HARMAN UK HOLDINGS LIMITED, a corporation organized under the laws of England and Wales

INDIANA TUBE CORPORATION, a Delaware corporation

INDIANA TUBE DANMARK A/S a corporation of Kolding, Denmark

LUCAS-MILHAUPT, INC., a Wisconsin corporation

MARYLAND SPECIALTY WIRE, INC., a Delaware corporation

MICRO-TUBE FABRICATORS, INC., a Delaware corporation

OLYMPIC MANUFACTURING GROUP, INC., a Delaware corporation

RIGBY-MARYLAND (STAINLESS), LTD, a corporation organized under the laws of England and Wales

SUMCO INC., an Indiana corporation

WILLING B WIRE CORPORATION, a Delaware corporation